INVESTMENT MANAGERS SERIES TRUST

AMENDED AND RESTATED

SHAREHOLDER SERVICE PLAN

WHEREAS: Investment Managers Series Trust (the “Trust”) is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “Act”).

The Trust desires to adopt a Plan to provide for shareholder servicing for the benefit of each series of the Trust set forth on Schedule A (each a “Fund”), or each class of each Fund set forth on Schedule A (each a “Class”), as applicable, and the beneficial owners (the “Clients”) of the shares of such Fund or Class (the “Shares”). Schedule A may be amended from time to time to add or remove a Fund, subject to the requirements of paragraph 5 below.

The investment advisor of each Fund (each an “Advisor”) may serve as the Fund’s shareholder servicing agent.

NOW, THEREFORE, in consideration of the foregoing, the Trust hereby adopts this Plan on behalf of each Fund or Class, as applicable, for the Shares on the following terms and conditions:

1. The Fund or Class, as applicable, may pay the Fund’s Advisor, as set forth in paragraph 3, for providing or for arranging for the provision by securities broker-dealers and other securities professionals (“Service Organizations”) of non-distribution personal shareholder services (“Shareholder Services”) to Clients, including but not limited to shareholder servicing provided by the Advisor. Alternatively, the Fund may pay Service Organizations directly for the provision of Shareholder Services.

2. Such services may include, but are not limited to, (a) establishing and maintaining accounts and records relating to Clients who invest in the Fund or Class, as applicable; (b) aggregating and processing orders involving Shares; (c) processing dividend and other distribution payments from the Fund on behalf of Clients; (d) preparing tax reports or forms on behalf of Clients; (e) forwarding communications from the Fund to Clients; (f) providing sub-accounting with respect to Shares or the information to the Fund necessary for sub-accounting; (g) providing Clients with a service that invests the assets of their accounts in Shares pursuant to specific or pre-authorized instructions; and (h) providing such other similar services as the Advisor may reasonably request to the extent it or a Service Organization is permitted to do so under applicable statutes, rules or regulations.

3. The Fund or Class, as applicable, shall pay the Advisor or a Service Organization, as applicable, for its services up to the maximum annual rate of the average daily net asset value of the Fund or Class as set forth on Schedule A. The Fund or Class, as applicable, may make such payments monthly, and payments to the Advisor or Service Organization may exceed the amount expended by the Advisor or Service Organization during the month or the year to date. The payments shall be calculated monthly. In the event that payments to the Advisor during a fiscal year exceed the amounts expended by the Advisor (or accrued, in the case of payments to Service Organizations) during a fiscal year, the Advisor will promptly refund to the Fund or Class any such excess. Payments by the Fund or Class under this Shareholder Service Plan may be discontinued, or the rate amended, at any time by the Board of Trustees of the Trust, in its sole discretion. The Advisor may make final and binding decisions as to all matters relating to payments to Service Organizations, including but not limited to (i) the identity of Service Organizations; and (ii) what Shares, if any, are to be attributed to a particular Service Organization, to a different Service Organization or to no Service Organization.

4. While this Plan is in effect, the Trust’s Co-Administrator shall report in writing at least quarterly to the Trust’s Board of Trustees, and the Board shall review, the amounts expended under this Plan and the purposes for which such expenditures were made.

5. This Plan will be effective with respect to a Fund or Class, as applicable, upon the approval of the Plan with respect to such Fund or Class by a vote of the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” (as defined in the Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan (the “Independent Trustees”). This Plan shall, unless terminated as hereinafter provided, continue in effect with respect to each Fund and Class for one year from the date of Board approval, and from year to year thereafter only so long as such continuance is specifically approved at least annually by the Trust’s Board of Trustees including the Independent Trustees. This Plan may be terminated or amended with respect to a Fund or Class at any time by a vote of a majority of the Independent Trustees.

Adopted on: September 18, 2013

Amended on June 18, 2015.

Amended on June 9, 2016.

Schedule A

Fund/Class	Annual Rate	Approval Date
AAM/HIMCO Short Duration Fund – Class A	0.10%	March 5, 2014
AAM/HIMCO Short Duration Fund – Class C	0.10%	March 5, 2014
AAM/HIMCO Short Duration Fund – Class I	0.10%	March 5, 2014
AAM/Insight Select Income Fund – Class A	0.10%	March 5, 2014
AAM/Insight Select Income Fund – Class C	0.10%	March 5, 2014
AAM/Insight Select Income Fund – Class I	0.10%	March 5, 2014
Bahl & Gaynor Income Growth Fund – Class A	0.15%	March 5, 2014
Bahl & Gaynor Income Growth Fund – Class C	0.15%	March 5, 2014
Bahl & Gaynor Income Growth Fund – Class I	0.15%	March 5, 2014
Bramshill Multi-Strategy Income Fund – Class A	0.15%	December 10, 2015
Bramshill Multi-Strategy Income Fund – Class T*	0.15%	March 16, 2017
Bramshill Multi-Strategy Income Fund – Class C	0.15%	December 10, 2015
Bramshill Multi-Strategy Income Fund – Institutional Class	0.15%	December 10, 2015
EP Emerging Markets Fund – Class A	0.15%	September 18, 2013
EP Emerging Markets Fund – Class I	0.15%	September 18, 2013
EuroPac Gold Fund – Class A	0.15%	September 18, 2013
EuroPac Gold Fund – Class I	0.15%	September 20, 2018
EuroPac International Bond Fund – Class A	0.15%	September 18, 2013
EuroPac International Bond Fund – Class I	0.15%	September 18, 2013
EuroPac International Dividend Income Fund – Class A	0.15%	December 5, 2013
EuroPac International Dividend Income Fund – Class I	0.15%	December 5, 2013
EuroPac International Value Fund – Class A	0.15%	September 18, 2013
EuroPac International Value Fund – Class I	0.15%	September 18, 2013
Gramercy Emerging Markets Debt Fund – Class A	0.15%	March 14, 2024
Gramercy Emerging Markets Debt Fund – Class C*	0.15%	March 14, 2024
Gramercy Emerging Markets Debt Fund – Institutional Class	0.15%	March 14, 2024
Riverbridge Growth Fund – Institutional Class	0.10%	September 18, 2013
Riverbridge Growth Fund – Investor Class	0.10%	September 18, 2013
Robinson Opportunistic Income Fund – Class A	0.15%	December 10, 2015
Robinson Opportunistic Income Fund – Class T*	0.15%	March 16, 2017
Robinson Opportunistic Income Fund – Class C	0.15%	December 10, 2015
Robinson Opportunistic Income Fund – Institutional Class	0.15%	December 10, 2015
Robinson Tax Advantaged Income Fund – Class A	0.15%	September 24, 2014
Robinson Tax Advantaged Income Fund – Class T*	0.15%	March 16, 2017
Robinson Tax Advantaged Income Fund – Class C	0.15%	September 24, 2014
Robinson Tax Advantaged Income Fund – Institutional Class	0.15%	September 24, 2014
Towle Value Fund	0.15%	September 18, 2013
Vaughan Nelson Emerging Markets Fund – Institutional Class	0.15%	November 4, 2019
Vaughan Nelson Emerging Markets Fund – Investor Class	0.15%	November 4, 2019
Vaughan Nelson International Fund – Institutional Class	0.15%	November 4, 2019
Vaughan Nelson International Fund – Investor Class	0.15%	November 4, 2019
WCM China Quality Growth Fund – Institutional Class	0.15%	March 12, 2020
WCM China Quality Growth Fund – Investor Class	0.15%	March 12, 2020
WCM Focused Emerging Markets Fund – Institutional Class	0.15%	September 18, 2013
WCM Focused Emerging Markets Fund – Investor Class	0.15%	September 18, 2013
WCM Focused Emerging Markets ex China Fund – Institutional Class	0.15%	September 14, 2022
WCM Focused Emerging Markets ex China Fund – Investor Class	0.15%	September 14, 2022
WCM Focused International Equity Fund – Institutional Class	0.15%	June 18, 2020
WCM Focused International Equity Fund – Investor Class	0.15%	June 18, 2020
WCM Focused International Growth Fund – Institutional Class	0.15%	September 18, 2013
WCM Focused International Growth Fund – Investor Class	0.15%	September 18, 2013
WCM Focused International Opportunities Fund – Institutional Class	0.15%	December 8, 2020
WCM Focused International Opportunities Fund – Investor Class	0.15%	December 8, 2020
WCM International Small Cap Growth Fund	0.15%	October 30, 2015
WCM Mid Cap Quality Value Fund – Institutional Class	0.15%	June 16, 2022
WCM Mid Cap Quality Value Fund – Investor Class	0.15%	June 16, 2022
WCM Small Cap Growth Fund – Institutional Class	0.15%	September 19, 2019
WCM Small Cap Growth Fund – Investor Class	0.15%	September 19, 2019
WCM Select Global Growth Fund – Institutional Class*	0.15%	December 4, 2025
WCM Select Global Growth Fund – Investor Class*	0.15%	December 4, 2025

*	Fund/Class has not commenced operations.